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                                                                 EXHIBIT (23)(G)



                     CONSENT OF INDEPENDENT ACCOUNTANTS



June 10, 1997


To the Board of Directors
Popular, Inc.
(formerly BanPonce Corporation)


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 No. 333-23397 of Popular, Inc. (formerly BanPonce Corporation) of our report dated February 21, 1997, appearing on page F-35 of BanPonce Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Financial Data".


                                                   PRICE WATERHOUSE